UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 17, 2020

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3360 Martin Farm Road, Suite 100, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2020, SANUWAVE Health, Inc. (the “Company”) entered into a shareholders agreement (the “Agreement”) with Universus Global Advisors LLC, Versani Health Consulting Consultoria em Gestão de Negócios EIRELI, and IDIC Participações Ltda. in order to regulate their rights and obligations as shareholders of Diversa S.A. (“Diversa”), a recently formed Brazilian joint venture company. The execution of the Agreement was contemplated by the joint venture agreement previously entered into by the parties as described in the Form 8-K filed by the Company on January 28, 2020, and a copy of such joint venture agreement was attached as an exhibit to the Company’s Form 10-K filed on March 30, 2020. The material terms of the Agreement are consistent with the terms of the previously disclosed joint venture agreement and include a four-member board (two appointed by the Company and two appointed by the IDIC Participações Ltda.) and certain rights upon a change of control of the Company as described in the joint venture agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: April 23, 2020	By:	/s/ Lisa E. Sundstrom
Lisa E. Sundstrom
Controller and Chief Financial Officer